Salomon Brothers Capital

Sub-Item 77C (Mutual Fund Proxy)


Registrant incorporates by reference Registrant's DEFA 14A dated
September 27, 2005 filed on September 27, 2005.
(Accession No. 0001193125-05-192361)

Sub-Item 77C (Mutual Fund Proxy)
Registrant incorporates by reference Registrant's DEF 14A dated
September 2, 2005 filed on September 2, 2005.
(Accession No. 0001193125-05-179260)


Sub-Item 77C
Registrant incorporates by reference Registrant's 497 Supplement dated December 1, 2005 filed on December 1, 2005.
(Accession No. 0001193125-05-234707)

Sub-Item 77C (Results of a Special Meeting of Shareholders)

 On October 21, 2005, a Special Meeting of Shareholders was held for the following purposes: 1) to approve a new management agreement and 2) to elect Directors. The following table provides the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each matter voted on at the Special Meeting of Shareholders.

Approval of New Management Agreement:


Fund Name                     Votes For         Votes Against
Salomon Brothers Capital      19,933,562.228   478,533.113


			    Abstentions          Broker Non-Votes
			    748,492.860         7,667,368.000


Election of Directors

Nominees                   Vote For           Authority Withheld
Andrew L. Breech           27,951,544.319         774,372.162
Carol L. Colman            27,954,334.710         771,581.771
William R. Dill            27,948,364,543         771.551.938
R. Jay Gerken              27,952,852.732          773,063.749
William R. Hutchinson      27,949,584.048         776,332.433
Thomas F. Schlafly         27,953,031.297          772,885.184

			Abstentions
				0
				0
				0
				0
				0
				0